Exhibit 10.1

                           Service and Drill Contract

                                 By and Between

                      Indigo Energy and Falcon Holdings LLC

This contract is made by and between INDIGO LAND AND DEVELOPMENT, INC. (INDIGO) of 4100 Meadowhill Lane, Fairfax Virginia 22033 (hereinafter called INDIGO) and Falcon Holdings LLC (FALCON) of 104 Railroad Street, Mannington, West Virginia 26582 (hereinafter called FALCON) for one dollar, cash paid in hand, hereby acknowledged by signing of this contract and other valuable considerations to be provided below:

                                    Recitals
                                    --------

Where as, FALCON, a West Virginia LLC is in the business of locating, acquiring and drilling oil and gas plays in the State of West Virginia.

Whereas FALCON is in need of having certain entities such as INDIGO to provide oil and gas drilling areas for exploitation AND drilling.

Where as, INDIGO is in need of having FALCON to do all the permitting, drilling and finishing of oil and gas wells on their properties in PENNSYLVANIA and WEST VIRGINIA.

Therefore, in consideration of the mutual promises set forth below and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                                Drilling Program
                                ----------------

FALCON will drill one well per week beginning the first or second week of October 2005 for a period of time necessary to drill fifty wells (50 wells) for the Indigo Energy Drilling Program. All activities necessary to permit until completed is in the hands of FALCON as sub contractor to Indigo. Failures of geologic structure or non availability of supplies or equipment are the only reasons for slow down or stoppage of this very important project for Indigo Energy.

                        Confidentiality and Fee Structure
                        ---------------------------------

INDIGO and FALCON agree that FALCON will do all these activities for a profit fee of twenty thousand per well and forty thousand per well G and A cost on all the wells drilled on INDIGO property and these figure and this entire contract will be maintained as confidential to all other parties. Cost figures are in attachment A.

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        Effects on the Failure of one Paragraph on Legal Status of Others
        -----------------------------------------------------------------

If any of the headers or legal materials within a paragraph fails due to legal problems its failure will not adverse affect the meaning or enforcement of all other paragraphs either alone or collectively.

                                   Arbitration
                                   -----------

In cases where arbitration is necessary INDIGO and FALCON elect to use the Board of Arbitration of the District of Columbia as the first remedy to a solution to an issue prior to alerting any court in the State of West Virginia of a potential legal action through suits.
                                   Accounting
                                   ----------

FALCON shall maintain records in sufficient detail for purposes of determining the cost of operations from permitting to inline gas and oil in tank, including but not limited to pump horses and motors, if needed FALCON shall provide INDIGO with a monthly written accounting that sets forth the manner in which the expenses were paid and receipts for same. This information is essential for tax purposes on the part of INDIGO. INDIGO ENERGY will be operating as a public company and must meet customary and ordinary standards of the industry


                                  Audit Rights
                                  ------------

The following audit provision shall continue through the term of this Agreement and shall survive the termination of this Agreement for one year as applicable to commission payment obligations prior to such termination. FALCON shall have the right once every twelve months to audit the records and accounts of INDIGO for the limited purpose of establishing the amount of the ROYALTY payable hereunder. A certified public accounting firm paid for solely by FALCON shall conduct such audit. Any accounting firm retained for this purpose shall be adequately bound to keep confidential all information of FALCON obtained during the course of or pursuant to the audit. In the event that any underpayment shall be determined, such underpayment shall be corrected by appropriate adjustment in payment that shall be due and payable within 30 days of the date of the completion of the audit. In the event an audit reveals a discrepancy in the amount owed to FALCON and paid by INDIGO of at least 1%, the discrepancy shall be corrected within thirty days and the reasonable expenses of said audit shall be paid for by INDIGO.

                              Term and Termination
                              --------------------

The term of the agreement will be from the Effective Date until wells no longer produce oil and gas and are transferable to FALCON's heirs, assigns, trustees or will listed persons. If either party notifies the other party of a default, the notified party has 30 days to remedy the default.


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                                  Payment Terms
                                  -------------

 INDIGO will pay for services to FALCON be fore they occur or just after they occur. The 20,000 profit per well will be paid half up front and half when the well is in line with a meter on it.

                                     Notices
                                     -------

All notices shall be in writing and shall be deemed given (a) when delivered by hand, fax (confirmed by regular mail) or courier, or (b) three days after postmark of certified or registered mail, postage prepaid, and return receipt requested. Notice to a party shall be given to the address set forth in the preamble, or to such other address as may be subsequently designated pursuant to proper notice by either party.

                                    Indemnity
                                    ---------

Each Party shall indemnify, defend and hold harmless the other from any asserted third party claims of liability, loss, damages, costs or expenses alleged to have occurred due to the he intentional or negligent acts or emissions of the offending Party or its officers, employees, agents or sub- representatives.

                              Warranty of Authority
                              ---------------------

Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

                                Entire Agreement
                                ----------------

This is the entire agreement and there are no others, either written or verbal, which can take its place without the express written permission of all signatories to this contract. IN WITNESS WHEREOF, the undersigned, being properly authorized to execute this Agreement as of the date first set above written, hereunto sets their hand and seat. Executed effective as of the date first set forth in this Agreement. This agreement may be signed all or in part.




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 In witness whereof we all put appropriate signatories as persons or corporations to this contract to make it effective and legal.

JERRY A. MOORE, PRESIDENT,

INDIGO LAND AND DEVELOPMENT, INC. TA Indigo Energy (NASDAQ)

LENNIE STAFFORD, SR, MEMBER

FALCON HOLDINGS, LLC

LENNY STAFFORD, MEMBER
----------------------

FALCON HOLDINGS, LLC
September 2005

NOTARIZATION OF FALCON HOLDINGS LLC BY AN INDEPENDENT NOTARY IS REQUIRED FOR SIGNATURE VERIFICATION

Attachment

FALCON HOLDINGS 20 WELL DRILLING PROGRAM







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                                    EXHIBIT A

                              FALCON HOLDINGS, LLC
                                   COMPARATIVE
                       AUTHORIZATION FOR EXPENDITURE (AFE)

INTANGIBLES:                                                            2005

         1.      Title Opinion, Abstract and Legal                      $2,500
         2.      Access Road                                            $5,500
         3.      Well Location Damages                                  $3,500
         4.      Drilling and Liners                                   $53,000
         5.      Well Locations                                        $13,500
         6.      Service Rig and Frac Equipment                         $9,500
         7.      Water Hauling                                          $7,500
         8.      Logging                                                $5,600
         9.      Perforation                                            $4,000
         10.     Stimulation (Frac)                                    $43,010
         11.     Cement 4 1/2"                                          $9,875
         12.     Cement 7"                                              $6,580
         13.     Cement 9 5/8"                                          $4,975
         14.     Township and State Road Bonds & Permits                $1,800
         15.     Well Surveys and Permits                               $3,500
         16.     Environmental Plans and Permits                        $2,000
         17.     Profit to Falcon on operations per wll                $20,000
         18.     Supervision and Overhead (Administration)             $40,000
                                                                       -------

                 SUBTOTAL INTANGIBLES                                 $236,840
                                                                      --------

TANGIBLES:

         1.      Casing and Production String (4200')                  $54,500 *
         2.      Flowlines and Fittings                                $10,260
         3.      Tank                                                   $4,500
         4.      Heater                                                   $700
         5.      Meter                                                  $6,000
         6.      Well Head                                              $3,500
         7.      Rights of Way                                          $4,000
         8.      Kimray Valve 3"                                        $3,500
         9.      Gates                                                  $1,200
                                                                     ---------

                 SUBTOTAL TANGIBLES                                    $88,160
                                                                       -------

                                           TOTAL PER WELL              $325,000
                                                                       ========


*Subject to manufacturers steel price at time of delivery